Exhibit 99.2

TF FINANCIAL CORPORATION

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE		FOR	ABSTAIN	AGAINST

SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 17, 2014

The undersigned hereby appoints the Board of Directors of TF Financial Corporation (“TF Financial”), with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of TF Financial that the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, on September 17, 2014, at 9:00 a.m., eastern time (the “Special Meeting”), and at any and all adjournments thereof, as follows:
	1. Approval of the Agreement and Plan of Merger, dated June 3, 2014, by and between National Penn Bancshares, Inc. and TF Financial Corporation	☐	☐	☐

		FOR	ABSTAIN	AGAINST
	2. The approval of an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to TF Financial’s named executive officers in connection with the merger	☐	☐	☐

		FOR	ABSTAIN	AGAINST
	3. The approval of an adjournment of the Special Meeting, to a later date or dates, if necessary, to solicit additional proxies.	☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND    >  ☐
THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS PRESENTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING

Please be sure to sign and date this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

^ Detach above card, sign, date and mail in postage-paid envelope provided. ^

TF FINANCIAL CORPORATION
3 PENNS TRAIL, NEWTOWN, PENNSYLVANIA  18940
Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of TF Financial at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the notice of special meeting of shareholders and a proxy statement/prospectus dated August 4, 2014.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.